UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 15, 2025

Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Oyster Point Boulevard, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

Regulatory Updates

On September 15, 2025, Cytokinetics, Incorporated (the “Company”) participated in a Late Cycle Meeting with the United States Food and Drug Administration (“FDA”) in connection with the Company’s New Drug Application (“NDA”) for aficamten in obstructive hypertrophic cardiomyopathy (“oHCM”). In that meeting, the Company discussed its proposed REMS program, including Elements to Assure Safe Use (“ETASU”) and anticipated post-marketing requirements with respect to aficamten. Prior to the Late Cycle Meeting, the Company received FDA’s response to the Company’s proposed REMS and label for aficamten. Based on the Company’s discussions and communications with FDA to date, the Company continues to expect a differentiated label and risk mitigation profile for aficamten, if approved by the FDA. As previously announced, the Company completed all Good Clinical Practice (“GCP”) inspections for aficamten and received communications from FDA that no observations were noted. There have been no Good Manufacturing Practice (“GMP”) inspections for aficamten scheduled. The Prescription Drug User Fee Act (“PDUFA”) target action date for the NDA for aficamten remains December 26, 2025. In addition, the Company recently submitted responses to Day 120 List of Questions from the Committee for Medicinal Products for Human Use (“CHMP”) from European Medicines Agency (“EMA”) with respect to the potential approval of aficamten in the European Union.

Royalty Pharma Development Funding Loan Agreement

As previously disclosed, the Company is entitled to draw up to $100.0 million of Tranche 5 term loans at any time prior to November 25, 2025 under the Development Funding Loan Agreement (the “Loan Agreement”) with Royalty Pharma Development Funding, LLC and the other parties thereto. The Company intends to draw the full $100.0 million of the Tranche 5 term loans on or about October 1, 2025.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding: receipt of regulatory approval by FDA, EMA or any other regulatory authority to enable our commercialization of aficamten in the United States or any other jurisdiction by the target PDUFA date or any other date, if ever, the Company’s expectation that aficamten will be approved with a differentiated label and risk mitigation profile and the timing and amount of funds drawn under the Loan Agreement. Forward-looking statements represent the Company’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are risks related to FDA’s on-going review of our NDA for aficamten in oHCM, including the timing of any approval (if ever), the final labeling, terms of any REMs program or other limitations or obligations imposed by FDA or foreign regulatory authorities, the impact of any such limitations or obligations on commercial success of aficamten, the Company’s ability to draw down funds under the Loan Agreement and comply with the terms and conditions of such Loan Agreement, and such other risks and uncertainties described under the caption “Risk Factors” and elsewhere in the Company’s filings with the SEC, including in its Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the SEC on August 7, 2025, and the future quarterly and current reports that the Company files with the SEC. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K, and the Company does not undertake to update the statements included in this Current Report on Form 8-K for subsequent developments, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: September 16, 2025	By:	/s/ Sung Lee
Sung H. Lee
Executive Vice President, Chief Financial Officer